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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2006

MAGNA ENTERTAINMENT CORP. (Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation)
000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)
337 Magna Drive, Aurora, Ontario, Canada L4G 7K1 (Address of Principal Executive Offices) (Zip Code)
(905) 726-2462 (Registrant's Telephone Number, Including Area Code)
Not Applicable (Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On February 9, 2006, the Registrant entered into a First Amending Agreement to the Bridge Loan Agreement dated July 22, 2005. To facilitate the advance of the second tranche under its bridge loan agreement with a subsidiary (the "MID Lender") of MI Developments Inc. (the Registrant's parent company) on October 17, 2005, the Registrant agreed to provide additional security if it had not entered into a binding agreement of purchase and sale effecting the sale of certain lands commonly known as The Meadows, closed such transaction and repaid in full the Loan from the proceeds from the sale of The Meadows. Because the foregoing sale and repayment have not been completed, the Registrant and certain of its subsidiaries entered into the First Amending Agreement with the MID Lender whereby certain subsidiaries of the Registrant agreed to guarantee the bridge loan. The guarantees are secured by charges over the lands commonly known as the San Luis Rey Downs in California, Dixon Downs in California, Palm Meadows Residential in Florida, the New York lands in New York and the Thistledown lands in Ohio, and by pledges of the shares of certain subsidiaries of the Registrant.

A copy of the First Amending Agreement is attached hereto as Exhibit 10.1 to this Report on Form 8-K and is hereby incorporated by reference.

Note: The information contained in this report on Form 8-K (including Exhibit 10.1) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01    Financial Statements and Exhibits

(c)
Exhibits

Exhibit 10.1	Copy of the First Amending Agreement made as of the 1st day of February, 2006 between the Registrant and MID Islandi SF, et al.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
February 9, 2006	by:	/s/ BLAKE S. TOHANA Blake S. Tohana, Executive Vice-President and Chief Financial Officer

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SIGNATURES